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                                                                  Exhibit 99.1


[TEAM AMERICA LOGO]


COMPANY CONTACT:
S. Cash Nickerson, Chairman and CEO
(888) 522-6008
cnickerson@teamamerica.com


                       TEAM AMERICA TO ANNOUNCE Q1 RESULTS


WORTHINGTON, OHIO - APRIL 23, 2003. TEAM America, Inc. (Nasdaq: TMOS), a leading business process outsourcing company specializing in Human Resources, announced today that the Company will announce Q1 earnings on Monday, May 12, 2003.

"We anticipate a significant improvement in Q1 earnings per share versus the same period in 2002," said S. Cash Nickerson, Chairman and CEO.

TEAM America, Inc. (Nasdaq: TMOS) is a leading Business Process Outsourcing Company specializing in Human Resources. TEAM America is a pioneer in the Professional Employer Organization (PEO) industry and was founded in 1986. Headquartered in Columbus, Ohio, the Company is one of the ten largest PEOs in the country serving more than 1,500 small businesses in all 50 states. For more information regarding the Company, visit www.teamamerica.com.